UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

SIRONA DENTAL SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22673	11-3374812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30-30 47th Avenue, Suite 500 Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(718) 937-5765

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On August 6, 2009, Sirona Dental Systems, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Sirona Holdings Luxco S.C.A. (the “Selling Stockholder”) and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives to the underwriters named therein in connection with the offering of 7,500,000 shares of the Company’s common stock (the “Offering”), sold by Selling Stockholder, at a public offering price of $23.75. Pursuant to the Underwriting Agreement, the underwriters also have a 30-day option to purchase up to an additional 1,125,000 shares of common stock to cover over-allotments, if any. The Company will not receive any proceeds from the offering.

The Offering was made pursuant to a prospectus supplement dated August 6, 2009 and an accompanying prospectus dated May 18, 2009, pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-153092) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “Commission”) on August 20, 2008 and declared effective by the Commission on May 18, 2009.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 6, 2009, among Sirona Dental Systems, Inc., Sirona Holdings Luxco S.C.A. and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives to the underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.

Date: August 10, 2009	/s/ Jonathan Friedman
Name: Jonathan Friedman Title: Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 6, 2009, among Sirona Dental Systems, Inc., Sirona Holdings Luxco S.C.A. and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives to the underwriters named therein.